Exhibit 21.1

List of Subsidiaries of the Registrant

(as of following the completion of this offering)

Name of Subsidiary	Jurisdiction of Incorporation
ACM Eurasia LLC	Russian Federation
Delta Technologies LLC	Delaware
Ellis Enterprises B.V.	Netherlands
Funding Corp. I	Delaware
Lubricantes Andinos “Lubrian S. A.”	Ecuador
Lubricantes del Peru S.A.	Peru
Lubrival S. A.	Ecuador
OCH International, Inc.	Oregon
OCHI Advertising Fund LLC	Oregon
OCHI Holdings II LLC	Oregon
OCHI Holdings LLC	Oregon
V C Lubricating Oil Co. Ltd.	Hong Kong
Valvoline (Australia) Pty. Limited	Australia
Valvoline (Deutschland) GmbH	Germany
Valvoline (Shanghai) Chemical Co., Ltd	China
Valvoline (Thailand) Ltd.	Thailand
Valvoline Branded Finance, Inc.	Delaware
Valvoline Canada Corp.	Nova Scotia
Valvoline Canada Holdings B.V.	Netherlands
Valvoline Cummins Argentina S.A.	Argentina
Valvoline Cummins Private Limited	India
Valvoline de Colombia S.A.S.	Colombia
Valvoline Distribution C.V.	Netherlands
Valvoline Do Brasil Lubrificantes Ltda.	Brazil
Valvoline Europe Holdings LLC	Delaware
Valvoline Holdings B.V.	Netherlands
Valvoline Holdings Pte. Ltd.	Singapore
Valvoline Inc.	Kentucky
Valvoline Indonesia Holdings LLC	Delaware
Valvoline Instant Oil Change Franchising, Inc.	Delaware
Valvoline International de Mexico, S. de R.L. de C.V.	Mexico
Valvoline International Holdings Inc.	Delaware
Valvoline International Servicios de Mexico, S. de R.L. de C.V.	Mexico
Valvoline International, Inc.	Delaware

Valvoline Investments B.V.	Netherlands
Valvoline Italy S.r.l.	Italy
Valvoline Junior Holdings LLC	Delaware
Valvoline Licensing and Intellectual Property LLC	Delaware
Valvoline LLC	Delaware
Valvoline Lubricants & Solutions India Private Limited	India
Valvoline New Zealand Limited	New Zealand
Valvoline Poland Sp. z o.o.	Poland
Valvoline Pte. Ltd.	Singapore
Valvoline South Africa Proprietary Limited	South Africa
Valvoline Spain, S.L.	Spain
Valvoline UK Limited	United Kingdom
Valvoline US LLC	Delaware
VIOC Funding, Inc.	Delaware
PT. Valvoline Lubricants and Chemicals Indonesia	Indonesia
Relocation Properties Management LLC	Delaware
Shanghai VC Lubricating Oil Co., Ltd.	China